EXHIBIT 2.5




                                  PORTAGY CORP.
                              c/o Harris Cramer LLP
                         1555 Palm Beach Lakes Boulevard
                                    Suite 310
                            West Palm Beach, FL 33401



                                  July 18, 2006




VIA EMAIL
Cell Power Technologies, Inc.
1428 36th Street, Suite 205
Brooklyn, New York 11218
Attention:  Mr. Jacob Herskovits, President
               and Chief Executive Officer

                  Re:      Cell Power / Portagy
                           Fourth Amendment to Merger Agreement


Dear Mr. Herskovits:

         This letter agreement amends the Agreement and Plan of Merger among Cell Power Technologies, Inc. ("Cell Power"), Portagy Acquisition Corp. ("PAC") and Portagy Corp. ("Portagy") entered into on March 17, 2006 (the "Agreement"), as amended, in the following respects:

         1. The time to consummate the closing shall be extended to July 31, 2006.

         2. A copy of the current revised capitalization table is attached as Exhibit A.

         3. In all other respects, the Agreement, as amended, is ratified and confirmed.

         Please execute a copy of this letter agreement and return it to us.

                                                     Sincerely yours,



                                                     Charles Wiesel,
                                                     Chief Executive Officer

Cell Power Technologies, Inc.
July 18, 2006
Page 2

We hereby agree to the foregoing:

CELL POWER TECHNOLOGIES, INC.


By:
    -------------------------------------------
        Jacob Herskovits, President and
        Chief Executive Officer



PORTAGY ACQUISITION CORP.


By:
    -------------------------------------------
        Jacob Herskovits, President